Exhibit 99.2

[GRAPHIC OMITTED]

CONTACT:                         -OR-            INVESTOR RELATIONS COUNSEL:
Medis Technologies Ltd.                          The Equity Group Inc.
Robert K. Lifton                                 Adam Prior       (212) 836-9606
Chairman & CEO                                   Devin Sullivan   (212) 836-9608
(212) 935-8484

                       MEDIS TECHNOLOGIES, KODAK ANNOUNCE
                         FUEL CELL DEVELOPMENT AGREEMENT

NEW YORK, NY, AND ROCHESTER, NY, MAY 25, 2004 - MEDIS TECHNOLOGIES LTD. (NASDAQ:MDTL) has contracted with EASTMAN KODAK COMPANY'S GLOBAL MANUFACTURING SERVICES (GMS) operation for advancing the development of refueling cartridges and chemicals, including those for fuel and liquid electrolyte that Medis has patented, to be used in its proprietary fuel cell products. These products are designed to power a variety of portable electronic devices.

"Our agreement with Kodak Global Manufacturing Services offers us the opportunity to work closely in our fuel cell program with a highly knowledgeable group respected for its professionalism and sophistication in the uses and production of chemicals," said Robert K. Lifton, Chairman and CEO of Medis Technologies. "We expect this relationship to make an important contribution in advancing the development of our refueling cartridge and of our proprietary chemical components which are such an essential element of our fuel cell products. We also plan to utilize the expertise of GMS in matters relating to quality control and consumer product certification and testing. We have previously announced an agreement with Flextronics International to commence an industrialization program leading to high volume production of our Power Pack products. With the added support from Kodak, we believe we have brought together a world-class team that will greatly advance the program for bringing our fuel cell products to market."

"Global Manufacturing Services leverages Kodak's unique technical resources and manufacturing capabilities to deliver sourcing solutions to our customers," said Catherine Bonser, Director, Global Manufacturing Services. "The development agreement with Medis Technologies will utilize Kodak's capabilities and expertise, particularly in material science, specialty chemicals and precision components. We are pleased to be working with Medis on their exciting product development in this high potential market."

GMS is a contract-manufacturing operation through which Kodak makes available to others the company's century-long expertise in developing specialty chemicals, coatings, novel particles and coated products.


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Medis Technologies Ltd.                                                   Page 2
May 25, 2004

Medis Technologies is involved in the development of highly advanced proprietary technology products primarily related to sources of clean energy for the 21st Century. Medis' primary focus is on direct liquid fuel cell technology. Its business strategy is to license or sell its technologies to, or enter into joint ventures with, large international corporations or sell its products to end users through retail outlets and service providers. In addition to its fuel cell technology, Medis' product pipeline, in varying stages of development, includes inherently conductive polymers, the toroidal engine and compressor and stirling cycle system. Medis has also developed the CellScan with many potential applications relating to disease diagnostics and chemo sensitivity.

THIS PRESS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS, WHICH ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISK AND UNCERTAINTIES, INCLUDING, BUT NOT LIMITED TO, THE SUCCESSFUL COMPLETION OF PRODUCT DEVELOPMENT, THE SUCCESS OF PRODUCT TESTS, COMMERCIALIZATION RISKS, AVAILABILITY OF FINANCING AND RESULTS OF FINANCING EFFORTS. FURTHER INFORMATION REGARDING THESE AND OTHER RISKS IS DESCRIBED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SEC.

This press release is available on Medis' web site at WWW.MEDISTECHNOLOGIES.COM.